EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 173 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Growth Trust  (the “Trust”), and the Portfolios listed on the attached Schedule A (the “Portfolios”), appearing in the Annual Report on Form N-CSR of the Trust for the period ended August 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 23, 2014

Appendix A

Report Date

Funds

October 14, 2014

Eaton Vance Worldwide Health Sciences Fund

October 14, 2014

Eaton Vance Multi-Cap Growth Fund

October 16, 2014

Eaton Vance Asian Small Companies Fund

October 16, 2014

Eaton Vance Greater China Growth Fund

October 16, 2014

Eaton Vance Richard Bernstein All Asset Strategy Fund

October 16, 2014

Eaton Vance Richard Bernstein Equity Strategy Fund

October 16, 2014

Parametric Balanced Risk Fund

Portfolio that Eaton Vance Worldwide Health Sciences Fund invested in at year end date

Report Date

Portfolio

October 14, 2014

Worldwide Health Sciences Portfolio

Portfolio that Eaton Vance Asian Small Companies Fund invested in at year end date

Report Date

Portfolio

October 16, 2014

Asian Small Companies Portfolio